EXHIBIT 10.1

European Wax Center, Inc.

Notice of RESTRICTED STOCK Grant

Grantee:	dolabra holdings llc
# of Shares of Restricted Class A Common Stock:	300,000
Date of Grant:	December 27, 2024
Vesting Schedule:

The Restricted Stock shall vest in accordance with terms of the Award Agreement attached hereto as Annex I. Upon vesting, the Restricted Stock shall no longer be subject to forfeiture pursuant to Section 1 of the Award Agreement.

By signing your name below, you accept the Restricted Stock and acknowledge and agree that the Restricted Stock is granted under and governed by the terms and conditions of the Award Agreement set forth on Annex I.

DOLABRA HOLDINGS LLC	European Wax Center, Inc.

By:/s/ Mark Pinho	By:	/s/ David Berg

Title: Managing Member	Title:	Chief Executive Officer

Annex I

EUROPEAN WAX CENTER, INC.

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Grant Notice (“Grant Notice”) and this Award Agreement, European Wax Center, Inc. (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”) has granted the Grantee shares of Restricted Class A Common Stock (the “Shares”) indicated in the Grant Notice (the “Award”). The Shares are granted to the Grantee effective as of the Date of Grant.

1. Vesting. The term “vest” as used herein with respect to the Shares or any portion thereof means to become nonforfeitable and the term “vested” as applied to the Shares or any portion thereof means that the Shares (or such portion) are then nonforfeitable. To the extent not fully vested, the Shares are subject to forfeiture as set forth in Section 12(b) of the Statement of Work #1, by and between Grantee and EWC Ventures (“EWC Ventures”), dated as of December 27, 2024 (the “SOW”). The Shares shall vest as follows (each date a “Vesting Date”):

(a)
100,000 Shares upon the earlier of (1) the first (1st) anniversary of the effective date of the SOW and (2) the Company reporting system wide sales (“SWS”) of $1.1 billion;

(b)
100,000 Shares upon the earlier of (1) the second (2nd) anniversary of the effective date of the SOW and (2) the Company reporting SWS of $1.25 billion; and

(c)
100,000 Shares on the earlier of (1) the third (3rd) anniversary of the effective date of the SOW and (2) the Company reporting SWS of $1.4 billion.

SWS shall be based on sales as reported in the Company’s public filings with the Securities and Exchange Commission (or if Company is no longer publicly traded, then based on audit reports of sales consistent with past practices). The above SWS vesting thresholds shall be measured as of the end of each fiscal year of the Company beginning with fiscal year 2025.

Notwithstanding anything to the contrary in this Award Agreement, in the event of a termination of the SOW by EWC Ventures, the Shares shall vest in accordance with Section 12(b)(iii) of the SOW, and the remaining unvested portion of this Award shall be forfeited.

2. Rights as a Stockholder. Subject to the terms of this Award Agreement, the Grantee will be the record owner of the Shares unless or until they are forfeited or transferred pursuant to this Award Agreement or otherwise disposed of, and as the record owner will be entitled to all rights of a stockholder of the Company, including the right to vote such Shares and receive all dividends or other distributions paid with respect to such Shares. Notwithstanding the foregoing, unless otherwise determined by the Board, any dividends or other distributions will subject to the same restrictions as the Shares with respect to which they were paid and will be withheld by the Company and paid to the Grantee at such time as the Shares with respect to which they were paid have vested. The Company acknowledges and agrees to be bound by and subject to the obligations of Section 7(e) of the SOW.

3. Change of Control Transaction. If, at any time while this Award is outstanding, a Change of Control (as defined in Section 12(c)(iii) of the SOW) occurs, then the unvested portion of this Award shall automatically accelerate and become fully vested immediately prior to the effective time of such Change of Control.

4. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Class A common stock of the Company, par value $0.00001 (“Common Stock”), other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change of Control) that affects the Common Stock or (b) unusual or nonrecurring events (including, without limitation, a Change of Control) affecting the Company, any affiliate, or the financial statements of the

Company or any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Board to be necessary or appropriate, then the Board shall make any such adjustments in such manner as it may deem equitable, including, without limitation, any or all of the following:

(a)
adjusting any or all of (i) the number of Shares that may be delivered pursuant to this Award Agreement and (ii) the terms of this Award Agreement, including, without limitation, the number of Shares subject to this Award Agreement;

(b)
providing for a substitution or assumption of this Award, accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, this Award; and

(c)
cancelling this Award Agreement and causing to be paid to the Grantee, in cash, Common Stock, other securities or other property, or any combination thereof, the value of such Award, if any, as determined by the Board (which, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event).

Any such adjustment hereunder, upon notice, shall be conclusive and binding for all purposes.

5. Taxes. The Grantee shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Grantee incurs in connection with the receipt, vesting or settlement of the Shares granted hereunder.

6. Legends. The Shares shall bear a legend in the form of the following in addition to any other information the Company deems appropriate:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF DECEMBER 27, 2024 BETWEEN EUROPEAN WAX CENTER, INC. AND DOLABRA HOLDINGS LLC. A COPY OF SUCH AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF EUROPEAN WAX CENTER, INC.

Promptly following the applicable Vesting Date (and no later than the thirtieth (30th) day following the applicable Vesting Date) of any Shares bearing such legends, the Company shall cause a certificate or certificates covering such Shares, without such legend, to be issued and delivered to the Grantee. If such Shares are held in book entry form, the Company shall take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

7. Representations of the Company. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to own, lease and operate its properties and assets. The Company has full power and authority to enter into this Award Agreement and the documents to be delivered hereunder, carry out its obligations hereunder and consummate the transactions contemplated hereby. The consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Award Agreement and the documents to be delivered hereunder have been duly executed and delivered by the Company, and (assuming due authorization, executions and delivery by the Grant) this Award Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance by the Company of this Award Agreement and the consummation of the transactions contemplated hereby, does not and will not (a) violate any provision of the organizational documents of the Company, (b) conflict with, or result in the breach of, or constitute a default under, any contract to which the Company is a party or bound, or (c) violate any law in which the Company is subject to. The Shares have been validly authorized by the Company and when issued in accordance with this Award Agreement will be validly issued, fully paid and non-assessable.

8. Miscellaneous.

(a)
Compliance with Legal Requirements. The granting of the Shares, and any other obligations of the Company under this Award Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Grantee agrees to take all steps that the Board or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Grantee’s rights under this Award Agreement.

(b)
Transferability. This Award Agreement may not be assigned by the Grantee, other than to Affiliates of the initial Grantee, without the written consent of the Company.

(c)
Waiver. No amendment or modification of any provision of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)
Notices. All notices, requests and other communications under this Award Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below.

if to the Company, to:

European Wax Center, Inc.

5830 Granite Pkwy, 3rd Floor

Plano, TX 75024

Telephone: [ ]

Email: [ ]

Attention: Gavin O’Connor

if to the Grantee, to:

dolabra holdings llc

1640 Boro Place, 4th Floor

McLean, VA 22102

Telephone: [ ]

Email: [ ]

Attention: Mark Pinho

or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.

(e) Severability. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law.

(f) Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Grantee and its successors and assigns.

(g) Entire Agreement. The Grantee hereby accepts the grant of Shares and agrees to be bound by its contractual terms as set forth herein. The Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board regarding any questions relating to the Shares. This

Award Agreement constitutes the entire agreement between the Grantee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

(h) Governing Law. This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Dispute Resolution; Consent to Jurisdiction. The Grantee and the Company agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Award Agreement (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the United States federal and state courts in Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court